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                                                                     EXHIBIT 3.4


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            WINK COMMUNICATIONS, INC.
                             a Delaware corporation


        Wink Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 13, 1998.

        SECOND: This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 and 245 of General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

        THIRD: This Second Amended and Restated Certificate of Incorporation was approved by written consent of the stockholder of the Corporation pursuant to
Section 228 of the General Corporation Law of the State of Delaware.

        FOURTH: The Amended and Restated Certificate of Incorporation of this Corporation is amended and restated in its entirety to read as follows:

                                       "I.

        The name of the Corporation is Wink Communications, Inc. (hereinafter sometimes referred to as the "Corporation").


                                       II.

        The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, Dover, Delaware 19903-0899, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.


                                      III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.



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                                       IV.

        The Corporation is authorized to issue a total of 105,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000, par value $0.001 per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 100,000,000, par value $0.001 per share.

        The shares of Preferred Stock authorized by this Second Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

        For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is further authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series when the number of shares of such series was originally fixed by the Board of Directors, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series, if any. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                       V.

        The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               1. The business of the Corporation shall be managed by or under the direction of the Board of Directors.

               2. Special meetings of stockholders of the Corporation may be called only by the President or the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

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                                       VI.

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director of the Corporation, without any further corporate action on the part of the Corporation, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                      VII.

        The number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of stockholders after the Corporation is subject to the Securities Exchange Act of 1934, as amended, the term of office of the second class to expire at the second annual meeting of stockholders and the term of office of the third class to expire at the third annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected to serve three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed, any newly created directorships, or any decrease in directorships, shall be apportioned among the classes so as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors or by unanimous written consent of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

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                                      VIII.

        The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for any such adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation.


                                       IX.

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.


                                       X.

        Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.


                                       XI.

        Pursuant to Section 203(b) of the Delaware General Corporation Law, the stockholders of this Corporation expressly elect not to be governed by Section 203(a) of the Delaware General Corporation Law.


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                                      XII.

        Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles VII, X, XI or XII or any provision thereof.


                                      XIII.

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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        IN WITNESS WHEREOF, the undersigned Mary Agnes Wilderotter and Howard L.
Schrott have signed this Second Amended and Restated Certificate of Incorporation as President and Secretary, respectively, of said Wink Communications, Inc. this _____ day of _____________, 1999.



                                           ------------------------------------
                                           Mary Agnes Wilderotter, President



                                           ------------------------------------
                                           Howard L. Schrott, Secretary